UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2019

Nissan Master Owner Trust Receivables

(Exact name of Issuing Entity as specified in its charter)

Central Index Key Number: 0001236424

Nissan Wholesale Receivables Corporation II

(Exact name of Depositor as specified in its charter)

Central Index Key Number: 0001236416

Nissan Motor Acceptance Corporation

(Exact name of Issuing Sponsor as specified in its charter)

Central Index Key Number: 0001540639

Delaware	333-232228-01	51-6538952
(State or Other Jurisdiction of Incorporation of Issuing Entity)	(Commission File Number of Issuing Entity)	(IRS Employer Identification No. of Issuing Entity)

ONE NISSAN WAY ROOM 5-124 FRANKLIN, TENNESSEE		37067
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (615) 725-1122

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 25, 2019 (the “Closing Date”), Nissan Master Owner Trust Receivables (the “Issuing Entity”) and U.S. Bank National Association (the “Indenture Trustee”) entered into a Series 2019-B Indenture Supplement, (the “Indenture Supplement”), to the Amended and Restated Indenture, dated as of October 15, 2003 (the “Indenture”), by and between the Issuing Entity and the Indenture Trustee, pursuant to which the Issuing Entity issued the Series 2019-B Notes (the “Notes”). On the Closing Date, the Issuing Entity, as issuer, NMAC, as sponsor and servicer, and Clayton Fixed Income Services LLC, as asset representations reviewer, entered into an Asset Representations Review Agreement, dated as of the Closing Date (the “Asset Representations Review Agreement”), relating to the review of certain representations relating to the receivables securing the Notes. The Notes, with an aggregate principal balance of $1,000,000,000, were sold pursuant to an Underwriting Agreement, dated November 19, 2019 (the “Underwriting Agreement”), by and among Nissan Wholesale Receivables Corporation II (“NWRC II”), Nissan Motor Acceptance Corporation (“NMAC”), the Issuing Entity and BofA Securities, Inc., on behalf of itself and as representative of Citigroup Global Markets Inc., Lloyds Securities Inc., MUFG Securities Americas Inc., HSBC Securities (USA) Inc., Scotia Capital (USA) Inc., SMBC Nikko Securities America, Inc. and TD Securities (USA) LLC (collectively, the “Underwriters”). The Notes have been registered pursuant to the Securities Act of 1933, as amended, under a Registration Statement on Form SF-3 (Commission File No. 333-232228), which was declared effective on June 28, 2019. The public offering of the Notes terminated on the Closing Date upon the sale of all of the Notes. The price to the public of the Notes was $1,000,000,000 (or 100.00000%).

During the period from the effective date of the Registration Statement through the current reporting period, the amount of expenses incurred in connection with the issuance and distribution of the Notes with respect to underwriting commissions and discounts was $2,200,000. After deducting the underwriting commission and discount described in the preceding sentence, the net offering proceeds of the Issuing Entity before expenses for the Notes are $997,800,000. Other expenses, including legal fees and other costs and expenses, are reasonably estimated to be $1,059,800 and net proceeds of the Issuing Entity, after deduction of expenses, are reasonably estimated to be $996,740,200 total proceeds. With respect to the payment of these other expenses and costs, all direct or indirect payments were made to persons other than persons who are (a) directors or officers of the Issuing Entity or (b) owners of 10 percent or more of any class of securities of the Issuing Entity.

The Issuing Entity will use the net proceeds from the sale of the Notes (i) to make the required initial deposit into the reserve account and (ii) to pay the remaining net proceeds to NWRC II as payment for the receivables transferred to the Issuing Entity. NWRC II, as the depositor, will use the proceeds to purchase receivables from NMAC and/or to repay indebtedness to NMAC incurred by NWRC II in connection with the prior purchase of receivables by NWRC II from NMAC. NMAC will use the portion of the proceeds paid to it for general corporate purposes.

ITEM 8.01 OTHER EVENTS

Attached as Exhibit 4.1 is the Indenture Supplement and as Exhibit 10.1 is the Asset Representations Review Agreement. Other relevant documents relating to the issuance of the Notes have been previously filed with the Securities and Exchange Commission.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits

The exhibit number corresponds with Item 601(a) of Regulation S-K.

Exhibit No.	Description

Exhibit 4.1	Series 2019-B Indenture Supplement, dated as of November 25, 2019, by and between Issuing Entity, as issuer, and the Indenture Trustee.

Exhibit 10.1	Asset Representations Review Agreement, dated as of November 25, 2019, by and between the Issuing Entity, as issuer, NMAC, as sponsor and servicer, and Clayton Fixed Income Services LLC, as asset representations reviewer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NISSAN WHOLESALE RECEIVABLES CORPORATION II

By:	/s/ Douglas E. Gwin, Jr.

Name:	Douglas E. Gwin, Jr.

Title:	Assistant Treasurer

Date: November 26, 2019